Exhibit 99.7

The following communication was made available by Joshua Harris on Linkedln on March 8, 2021.

Josh Harris GJ • 1st Co-Founder of Apollo Global Mgmt; Founder of HBSE; Managing Partner of Devils, 76ers; Gener... 4m • © Proud and excited to announce our merger with Athene. Today we are cementing the coming together of two firms that have maintained a close partnership for more than a decade. This will allow Apollo Global Management Inc. to rapidly scale and innovate financial solutions for all of our stakeholders. A major strategic step and exciting next chapter in our company’s growth. For Important Information see the merger release: https://lnkd.in/gC3hCXZ